                                                                     Exhibit 4.6

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of March 15, 2002, among CHAMPION ENTERPRISES, INC., a Michigan corporation (the "Company"), A-1 CHAMPION GP, INC., a Michigan corporation (the "New Subsidiary Guarantor"), the Subsidiary Guarantors (the "Existing Subsidiary
Guarantors") under the Indenture referred to below, and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (successor to BANK ONE TRUST COMPANY, NA, formerly known as THE FIRST NATIONAL BANK OF CHICAGO, the "Predecessor Trustee"), a national banking association, as trustee under the indenture referred to below (the "Trustee").

                                  WITNESSETH :

         WHEREAS the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Predecessor Trustee an Indenture (the "Indenture") dated as of May 3, 1999, as supplemented July 30, 1999, October 4, 1999, February 10, 2000, and September 5, 2000 providing for the issuance of an aggregate principal amount of up to $200,000,000 of 7_% Senior Notes Due 2009 (the "Securities");

         WHEREAS the Company has determined for its benefit and for the benefit of the Securityholders to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty substantially on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Indenture and the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

                                                                     Exhibit 4.6

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Trustee Makes No Representation. The Trustee makes no representation as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein, all of which recitals are made solely by the Company, the Existing Subsidiary Guarantors and the New Subsidiary Guarantor.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  [remainder of page intentionally left blank]

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

                                                                     Exhibit 4.6

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                           CHAMPION ENTERPRISES, INC.,

                                           By: /s/ John J. Collins, Jr.
                                           Name: John J. Collins, Jr.
                                           Title: Secretary

                                           EXISTING SUBSIDIARY GUARANTORS:

                                           A-1 HOMES GROUP, L.P.
                                           ALPINE HOMES, INC.
                                           AMERICAN TRANSPORT, INC.
                                           ART RICHTER INSURANCE, INC.
                                           AUBURN CHAMP, INC.
                                           BUILDERS CREDIT CORPORATION
                                           CAC FUNDING CORPORATION
                                           CARE FREE HOMES, INC.
                                           CHI, INC. (F/K/A CARNIVAL HOMES,
                                            INC.)
                                           CENTRAL MISSISSIPPI MANUFACTURED
                                           HOUSING, INC.
                                           CHAMPION FINANCIAL CORPORATION
                                           CHAMPION GP, INC.
                                           CHAMPION HOME BUILDERS CO.
                                           CHAMPION RETAIL, INC.(F/K/A
                                            CHAMPION HOME CENTERS, INC.)
                                           CHAMPION HOME COMMUNITIES, INC.
                                           CHAMPION MOTOR COACH, INC.
                                           CHANDELEUR HOMES, INC.
                                           CLIFF AVE. INVESTMENTS, INC.
                                           CRESTPOINTE FINANCIAL SERVICES,
                                            INC.
                                           CREST RIDGE HOMES, INC.
                                           DUTCH HOUSING, INC.
                                           FACTORY HOMES OUTLET, INC.
                                           FLEMING COUNTY INDUSTRIES, INC.
                                           GATEWAY ACCEPTANCE CORP.
                                           GATEWAY MOBILE & MODULAR HOMES,
                                           INC.
                                           GATEWAY PROPERTIES CORP.

                                                                     Exhibit 4.6

                                           GEM HOMES, INC.
                                           GENESIS HOME CENTERS, LIMITED
                                            PARTNERSHIP
                                           GRAND MANOR, INC.HEARTLAND HOMES,
                                           L.P.
                                           HOMEPRIDE FINANCE CORP.
                                           HOMES AMERICA FINANCE, INC.
                                           HOMES AMERICA OF ARIZONA, INC.
                                           HOMES AMERICA OF CALIFORNIA, INC.
                                           HOMES AMERICA OF OKLAHOMA, INC.
                                           HOMES AMERICA OF UTAH, INC.
                                           HOMES AMERICA OF WYOMING, INC.
                                           HOMES OF LEGEND, INC.
                                           HOMES OF MERIT, INC.
                                           I.D.A., INC.
                                           ISEMAN CORP.
                                           LAMPLIGHTER HOMES, INC.
                                           LAMPLIGHTER HOMES (OREGON), INC.
                                           MANUFACTURED HOUSING OF LOUISIANA,
                                            INC.
                                           MODULINE INTERNATIONAL, INC.
                                           NORTHSTAR CORPORATION
                                           PHILADELPHIA HOUSING CENTER, INC.
                                           PRAIRIE RIDGE, INC.
                                           REDMAN BUSINESS TRUST
                                           REDMAN HOMES, INC.
                                           REDMAN HOMES MANAGEMENT COMPANY,
                                            INC.
                                           REDMAN INDUSTRIES, INC.
                                           REDMAN INVESTMENT, INC.
                                           REDMAN MANAGEMENT SERVICES BUSINESS
                                            TRUST
                                           REDMAN RETAIL, INC.
                                           REGENCY SUPPLY COMPANY, INC.
                                           SAN JOSE ADVANTAGE HOMES, INC.
                                           SERVICE CONTRACT CORPORATION
                                           SOUTHERN SHOWCASE FINANCE, INC.
                                           SOUTHERN SHOWCASE HOUSING, INC.
                                           STAR FLEET, INC.
                                           THE OKAHUMPKA CORPORATION
                                           TRADING POST MOBILE HOMES, INC.
                                           U.S.A. MOBILE HOMES, INC.
                                           VICTORY INVESTMENT COMPANY
                                           WESTERN HOMES CORPORATION
                                           WHITWORTH MANAGEMENT, INC.

                                                                     Exhibit 4.6

                                           NEW SUBSIDIARY GUARANTOR:

                                           A-1 CHAMPION GP, INC.
                                           THE UNDERSIGNED, IN THE CAPACITIES
                                           INDICATED, IS THE AUTHORIZED
                                           SIGNATORY FOR THE EXISTING
                                           SUBSIDIARY GUARANTORS AND THE NEW
                                           SUBSIDIARY GUARANTOR,

                                           By: /s/ John J. Collins, Jr.
                                                John J. Collins, Jr., as
                                                Secretary of Champion GP,
                                                Inc., General Partner of
                                                Genesis Home Centers, Limited
                                                Partnership and Heartland
                                                Homes, L.P.

                                           By: /s/ John J. Collins, Jr.
                                                John J. Collins, Jr., as
                                                Secretary of A-1 Champion GP,
                                                Inc., General Partner of A-1
                                                Homes Group, L.P.

                                           By: /s/ John J. Collins, Jr.
                                                John J. Collins, Jr., as
                                                Secretary of each of the
                                                Remaining Existing Subsidiary
                                                Guarantors and the New
                                                Subsidiary Guarantor

                                           WELLS FARGO BANK MINNESOTA,
                                           NATIONAL ASSOCIATION, as Trustee,

                                           By:/s/ Timothy P. Mowdy
                                               Name: Timothy P. Mowdy
                                               Title: Corporate Trust
                                               Officer

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